Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3


Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:	Credit Suisse
First Boston
Names of Underwriting Syndicate Members:	Citigroup Global
Markets Inc.; Credit Suisse; Goldman, Sachs & Co.; Bank of Tokyo-Mitsubishi UFJ Ltd; Bank of America Merrill Lynch; Commerzbank AG;
JP Morgan Securities; Societe Generale
Name of Issuer:	Deutsche Telekom Int Fin
Date of First Offering:	4/4/11
Dollar Amount Purchased:	$149,849
Number of Shares or Par Value of Bonds Purchased:	150,000
Price Per Unit:	99.899
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
J.P. Morgan Securities
Names of Underwriting Syndicate Members:	Citigroup Global
Markets Inc.; Credit Suisse; JP Morgan Securities; Morgan Stanley; RBS Securities Corp.; Merrill Lynch, Pierce, Fenner & Smith Inc.; Barclays Capital Inc.; BNP Paribas Securities Corp.; Deutsche Bank Securities Inc.; Mitsubishi UFJ Securities (USA), Inc.; ANZ Securities, Inc.; Banco Bilbao Vizcaya Argentaris, S.A.; BMO
Capital Markets, LLC; Goldman, Sachs & Co.; UBS Securities LLC; Commerz Markets LLC; Banca IMI S.p.A.; SMBC Nikko Capital Markets Limited, SG Americas Securities, LLC; U.S. Bancorp Investments,
Inc.; The Williams Capital Group, L.P.
Name of Issuer:	Alcoa Inc.
Date of First Offering:	4/13/11
Dollar Amount Purchased:	$49,924
Number of Shares or Par Value of Bonds Purchased:	50,000
Price Per Unit:	99.848
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:	Bank of America
Names of Underwriting Syndicate Members:	Bank of America Merrill
Lynch; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; Wells Fargo & Co.; Aladdin Capital LLC; Banca IMI; Mizuho Securities USA Inc.; Samuel A Ramirez & Co. Inc.; Williams Capital Group LP
Name of Issuer:	AT&T Inc.
Date of First Offering:	4/26/11
Dollar Amount Purchased:	$199,636
Number of Shares or Par Value of Bonds Purchased:	200,000
Price Per Unit:	99.818
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs Emerging Markets Equity Fund
Name of Underwriter(s) or Dealer(s) Purchased From:	Banco Pactual S.A.
Names of Underwriting Syndicate Members: BTG Pactual;Bradesco Securities Inc.; Goldman, Sachs & Co.; Itau BBA
Name of Issuer:	BR Malls Participacoes SA
Date of First Offering:	5/11/11
Dollar Amount Purchased:	R$470,368.41
Number of Shares or Par Value of Bonds Purchased:	27,347
Price Per Unit:	R$17.20
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs BRIC Fund
Name of Underwriter(s) or Dealer(s) Purchased From:	Banco Pactual S.A.
Names of Underwriting Syndicate Members:	BTG Pactual; Bradesco
Securities Inc.; Goldman, Sachs & Co.; Itau BBA
Name of Issuer:	BR Malls Participacoes SA
Date of First Offering:	5/11/11
Dollar Amount Purchased:	R $2,760,015.25
Number of Shares or Par Value of Bonds Purchased:	160,466
Price Per Unit:	R $17.20
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:Deutsche Bank
Securities Inc.
Names of Underwriting Syndicate Members:	Deutsche Bank Securities
Inc.; Goldman, Sachs & Co.; ING Bank NV/United States; Morgan Stanley
Name of Issuer:	ING Bank NV
Date of First Offering:	6/1/11
Dollar Amount Purchased:	R$199,700
Number of Shares or Par Value of Bonds Purchased:	200,000
Price Per Unit:	99.850
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs Emerging Markets Equity Fund
Name of Underwriter(s) or Dealer(s) Purchased From:	Merrill Lynch,
Pierce, Fenner & Smith Inc.
Names of Underwriting Syndicate Members:	Bank of America NA;
Barclays Capital; Bradesco BBI; Credit Suisse AG; Goldman, Sachs & Co.; BB Investmentos
Name of Issuer:	Qualicorp SA
Date of First Offering:	6/28/11
Dollar Amount Purchased:	R$1,774,500
Number of Shares or Par Value of Bonds Purchased:	136,500
Price Per Unit:	R$13.00
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs BRIC Fund
Name of Underwriter(s) or Dealer(s) Purchased From:	Merrill Lynch
Pierce, Fenner & Smith Inc.
Names of Underwriting Syndicate Members:	Bank of America Merrill
Lynch; Barclays Capital; Bradesco BBI; Credit Suisse AG; Goldman, Sachs & Co.; BB Investmentos
Name of Issuer:	Qualicorp SA
Date of First Offering:	6/28/11
Dollar Amount Purchased:	R$5,092,100
Number of Shares or Par Value of Bonds Purchased:	391,700
Price Per Unit:	R$13.00
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.*


Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:	Barclays
Capital Inc.
Names of Underwriting Syndicate Members:	Barclays Capital Inc.;
Citigroup Global Markets Inc.; Credit Suisse Securities USA LLC; HSBC Securities; Merrill Lynch Pierce Fenner & Smith; Morgan Stanley & Co. Inc.; UBS Securities LLC; BNP Paribas Securities Corp.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Mitsubishi UFJ Securities USA Inc.; RBS Securities Inc.; Santander Investment Securities Inc.; SG Americas Securities LLC; US Bancorp Investments Inc.; Wells Fargo Securities LLC
Name of Issuer:	Hewlett-Packard Co.
Date of First Offering:	9/13/2011
Dollar Amount Purchased:	$74,838.00
Number of Shares or Par Value of Bonds Purchased:	75,000
Price Per Unit:	99.784
Resolution Approved:  Approved at the December 15, 2011 Board Meeting.**




*	Resolution adopted at the Meeting of the Board of Trustees
on August 18, 2011:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended June 30, 2011 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

**	Resolution adopted at the Meeting of the Board of Trustees on
December 15, 2011:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended September 30, 2011 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.